UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2018

STELLAR BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37619	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2018, Stellar Biotechnologies, Inc. (the “Company”) announced the pricing of a public offering of 2,075,472 units (the “Units”), with each Unit consisting of (i) one common share, no par value (the “Common Shares”) or Common Share equivalents, and (ii) one warrant to purchase one Common Share (the “Warrants”) in a best efforts registered public offering (the “Offering”) at a purchase price of $2.65 per Unit. The gross proceeds of the Offering were expected to be approximately $5.5 million.

The warrants will be immediately exercisable at an aggregate per share exercise price of $2.65 and will expire five years from issuance. The number of shares issuable upon exercise of the Warrants is adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of Warrants will not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 4.99% or 9.99% of the Company’s common shares outstanding immediately after giving effect to such exercise.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain of the investors in the Offering and also engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as exclusive placement agent for the Offering. The Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds from the Offering, a management fee equal to 1.0% of the gross proceeds from the Offering, plus (i) a non-accountable expense allowance of $35,000 and (ii) reimbursement for legal fees and expenses of up to $100,000.

In addition, the Company agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase 145,283 common shares, which represents 7.0% of the aggregate number of Common Shares and Common Share equivalents sold in the Offering. The Placement Agent warrants will have a term of five years from the effective date of the prospectus which forms a part of the effective Registration Statement (as defined below) and an exercise price per share equal to $3.31, or 125% of the public offering price for the Units sold in the offering. The Placement Agent Warrants are subject to a six month lock-up, subject to certain limited exceptions, in accordance with Financial Industry Regulatory Authority Rule 5110(g).

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering, are expected to be approximately $4.68 million. The Company currently intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures and research and development expenses.

A registration statement, as amended, relating to these securities (File No. 333-224314) was declared effective by the Securities and Exchange Commission on May 10, 2018 (the “Registration Statement”). The Offering was made only by means of a prospectus forming a part of the effective Registration Statement.

The description of the terms and conditions of each of the form of Securities Purchase Agreement, the form of Warrants and the form of Placement Agent Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, the form of Warrants, and the form of Placement Agent Warrant, which are attached hereto as Exhibit 10.1, Exhibits 4.1-4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

The Securities Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all the terms and conditions of that agreement and in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.

Item 8.01	Other Events.

On May 11, 2018, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 15, 2018, the Company completed the Offering and issued a press release regarding the completion of the Offering. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press release issued by Stellar Biotechnologies, Inc. dated May 11, 2018.
99.2	Press release issued by Stellar Biotechnologies, Inc. dated May 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: May 15, 2018	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press release issued by Stellar Biotechnologies, Inc. dated May 11, 2018.
99.2	Press release issued by Stellar Biotechnologies, Inc. dated May 15, 2018.